Exhibit 4.1



                                 LOAN AGREEMENT

         This Loan Agreement, dated as of October 22, 1998, is entered into by and among Digital Courier Technologies, Inc., a Delaware corporation ("Borrower"), and those persons and entities listed on Exhibit "A" attached hereto (collectively, "Lender").

SECTION 1.        DEFINITIONS AND ACCOUNTING TERMS.
                  ---------------------------------

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

         "Agreement" means this Loan Agreement.

         "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday which is not a Federal holiday.

         "Default Rate" shall have the meaning set forth in the Note.

         "Events of Default" means each of those events so designated in Section
7.1 of this Agreement.

         "Governmental Agency" means any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, court, administrative tribunal or public utility.

         "Laws" means, collectively, all federal, state and local laws, rules, regulations, ordinances and codes.

         "Loan"  means  the loan to be made by Lender to  Borrower  pursuant  to
Section 2 hereof.

         "Loan Documents" means, collectively, this Agreement, the Note and the Security Documents, in each case either as originally executed or as the same may from time to time be supplemented, modified or amended.

         "Maturity Date" means October 20, 1999.

         "Note" means the promissory note of even date herewith, in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000.00), executed by Borrower in favor of Lender to evidence the Loan, either as originally executed or as it may from time to time be supplemented, modified or amended.

         "Person" means any entity, whether an individual, trustee, corporation, partnership, trust, unincorporated organization or otherwise.

         "Receivables" means, collectively, the following contract receivables payable to Borrower: (i) from Gannaway Web Holdings, LLC, a Delaware limited liability company, in the amount of $378,172.00, plus contingent receivables of up to $500,000.00, pursuant to an agreement dated July 15, 1998; (ii) from Focus Direct, Inc., a Texas corporation, in the amount of $700,000.00, pursuant to an agreement dated March 6, 1998; and (iii) from Random Games, Inc., in the amount of $100,000.00, pursuant to a letter agreement dated July 16, 1998. Such term includes all of Borrower's rights and interests in connection with the agreements which give rise to the Receivables.

         "Security Agreement" means the Security Agreement and Assignment of Contract Receivables, dated October 20, 1998, executed by Borrower, by which the Receivables are assigned to Lender as security for the Loan.

         "Security Documents" means the Security Agreement and any other mortgage, deed of trust, assignment of leases, security agreement or assignment executed to secure the Note, either as originally executed or as they may from time to time be supplemented, modified or amended.

         1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class. Any reference to the Loan Documents and other instruments, documents and agreements shall include such Loan Documents and other instruments, documents and agreements as originally executed or as the same may be supplemented, modified or amended.

         1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis.

         1.4 Exhibits. All exhibits to this Agreement, either as now existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

                                    RECITALS
                                    --------

         Borrower has applied to Lender for a loan to finance working capital or for other legitimate business purposes. Lender is willing to make the Loan to Borrower on the terms and conditions contained in this Agreement and the other Loan Documents.

SECTION 2.        THE LOAN.
                  ---------

                  2.1 Amount of the Loan. Subject to the terms and conditions set forth in this Agreement, Lender agrees to make a loan (the "Loan") to Borrower in the principal amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) (the "Loan Amount").

                  2.2 Repayment of the Loan. The Loan shall be evidenced by the Note, shall bear interest at the rate set forth in the Note, and shall be repaid in accordance with the terms of the Note. The principal balance outstanding under the Note, and all accrued and unpaid interest not sooner paid when due under the Note, and all other indebtedness and obligations of Borrower owing under any and all of the Loan Documents shall be due and payable in full on the Maturity Date.

                  2.3 Prepayment. Borrower agrees that all loan fees and any prepaid finance charges are fully earned as of the date hereof and will not be subject to refund upon early payment (whether voluntary or as a result of default). Subject to the foregoing, at any time prior to the Maturity Date, Borrower may prepay this Note in full only; provided, however, in the event of any prepayment within the first six (6) months of the term of the Loan, Borrower shall pay to Lender, in addition to the principal balance of this Note and all accrued but unpaid interest thereon, the amount necessary, when considered together with all previously accrued interest, to pay to Lender a minimum of four (4) months' interest on the entire Note Amount (the "Prepayment Fee"). The Prepayment fee shall be payable whether the Loan is prepaid voluntarily or involuntarily.

                  2.4 Assignment and Payment of Receivables. As security for the repayment of the Loan, Borrower shall assign the Receivables to Lender. During the term of the Loan, the obligors under the receivables shall pay any and all payments due thereunder directly to Lender. As a condition to the closing of the Loan, Borrower shall notify each such obligor in writing (the "Obligor
Notices"), in a form acceptable to Lender, (i) of the assignment of the receivable to Lender, and (ii) including Borrower's instruction that, throughout the term of the Loan, such obligor make all payments due on the Receivables to Lender or to an account controlled solely by Lender. Until the Loan is fully repaid, Borrower's instruction to the obligors to make all payments to Lender shall be irrevocable. Borrower shall also execute such Financing Statements or other documents or instruments as Lender may reasonably require.


SECTION 3.        CONDITIONS TO FUNDING.
                  ----------------------

         The obligation of Lender to fund the Loan is subject to the following conditions precedent:

                           (a) Borrower shall,  at its sole expense,  deliver or
cause to be delivered to Lender, in form and substance satisfactory to Lender:

                                    (i)      the original Note;

                                   (ii)      the original Security Agreement;

                                  (iii)      the original Obligor Notices;

                                   (iv)      Audited  financial  stastements  of
Borrower as of June 30, 1998..

                                    (v)      such    additional      agreements,
certificates, reports, approvals, instruments, documents, financing statements, consent and opinions as Lender may reasonably request.

SECTION 4.        REPRESENTATIONS AND WARRANTIES BY BORROWER.
                  -------------------------------------------

                  4.1 Powers of Borrower. Borrower is a duly formed and validly existing Delaware corporation and has all requisite power and authority to conduct its business, to own its properties, and to execute, deliver and perform all of its obligations under the Loan Documents.

                  4.2 Authority and Compliance with Instruments and Government Regulations. The execution, delivery and performance by Borrower of all of their obligations under each Loan Document have been duly authorized by all necessary action and do not and will not:

                           (a) require any  consent or approval  not  heretofore
obtained of any Person holding any security or interest or entitled to receive any security or interest in Borrower;

                           (b) result in or require the  creation or  imposition
of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature, other than under the Loan Documents, upon or with respect to any property now owned or leased or hereafter acquired by Borrower;

                           (c) violate any  provision of any Law,  order,  writ,
judgment, injunction, decree, determination or award presently in effect having applicability to Borrower;

                           (d) result  in a  breach of or  constitute  a default
under, cause or permit the acceleration of any obligation owed under, or require any consent under, any indenture or loan or credit agreement or any other agreement lease or instrument to which Borrower is a party or by which Borrower or any property of Borrower, is bound or affected; and

                           (e) Borrower is not in default in any respect that is
materially adverse to the interest of Lender or that would have any material adverse effect on the financial condition of Borrower or the conduct of its business under any Law, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in Sections 4.2(c) and 4.2(d).

                  4.3 No Governmental Approvals Required. No authorization, consent, approval, order, license, exemption from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize, or is otherwise required in connection with:

                           (a) the  execution  and  delivery by Borrower and the
performance by Borrower of the Loan Documents; or

                           (b) the creation of the liens,  security interests or
other charges or encumbrances described in the Security Documents; except that filing and/or recording may be required to perfect Lender's interest under the Security Documents.

                  4.4 Binding Obligations. The Loan Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Borrower, enforceable against them in accordance with their terms.

                  4.5 Financial Statements. Borrower has furnished to Lender a copy of Borrower's audited financial statements dated June 30, 1998, and Borrower represents and warrants to Lender that such financial statements present fairly the financial position of Borrower as at the date thereof.

                  4.6 No Material Adverse Change. Borrower represents and warrants to Lender that there has been no material adverse change in the condition, financial or otherwise of Borrower since the date of the financial statements described in Section 4.5; since that date Borrower has not entered into any material transaction not disclosed in such financial statements; Borrower does not have any material liabilities or contingent liabilities not reflected or disclosed in such financial statements; and there are no material mortgages, deeds of trust, pledges, liens, security interests, claims, charges, right of others or encumbrances (including liens or retained security titles of conditional vendors) of any nature whatsoever on any property of Borrower, and no material indebtedness, not disclosed in such financial statements.

                  4.7 Tax Liability. Borrower has filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any. Borrower has established and are maintaining adequate reserves for tax liabilities, if any.

                  4.8 Compliance with Laws. Borrower is in compliance in all material respects with all Laws and other requirements applicable to their business and have obtained all authorizations, consents, approvals, order, licenses and exemptions from, and have accomplished all filings, registrations or qualifications with, any Governmental Agency that are necessary for the transaction of its business.

                  4.9 Litigation. There are no actions, suits or proceedings pending or threatened against or affecting Borrower or any property of Borrower before any Governmental Agency that would have a material adverse affect on the Receivables or Borrower's ability to perform their obligations under the Loan Documents.

                  4.10 Title to Property. The Borrower has good and merchantable title to the all of its property and assets as disclosed in the financial information provided Lender and there are no mortgages, liens, pledges or other encumbrances of any character on said property, other than as set forth therein.

SECTION 5.        AFFIRMATIVE AND NEGATIVE COVENANTS.
                  -----------------------------------

         Until payment of the Note in full and performance of all obligations of Borrower under the Loan Documents, unless Lender otherwise consents in writing:

                  5.1 Compliance with Requirements. Borrower shall do all that is necessary or appropriate to comply with any and all conditions, covenants, restrictions, leases, easements, reservations, rights and rights-of-way and all applicable Laws and other requirements relating to the Receivables, and obtain all necessary approvals, consents, licenses and permits of any Governmental Agency, including without limitation those set forth in Section 4.8.

                  5.2 Payment of Taxes, Assessments and Charges. Borrower shall pay, prior to delinquency, all taxes, assessments, charges and levies imposed by any Governmental Agency which are or may become a lien affecting the Receivables or any part thereof, except that Borrower shall not be required to pay and discharge any tax, assessment, charge or levy that is being actively contested in good faith by appropriate proceedings, as long as Borrower has established and maintains reserves adequate to pay any liabilities contested pursuant to this Section in accordance with generally accepted accounting principles and, by reason of nonpayment, none of the property covered by the Security Documents or the lien or security interest of Lender is in danger of being lost of forfeited.

                  5.3 Books and Records. Borrower shall: (a) maintain full and complete books of account and other records reflecting the results of its operations (in conjunction with any other business as well as specifically with respect to the Receivables) in accordance with generally accepted accounting principles applied on a consistent basis; and (b) permit Lender and its agents, at any time and from time to time, to inspect and copy all of such books and records, including without limitation any books and records pertaining to Borrower.

                  5.4 Reporting and Requirements. Borrower shall cause to be delivered to Lender, in form and detail satisfactory to Lender:

                           (a) promptly upon Borrower's learning thereof, notice
of:

                                        (i) any litigation affecting or relating
to the Receivables;

                                       (ii) any  dispute  between  Borrower  and
any Governmental Agency relating to the Receivables, the adverse determination of which would adversely affect the Receivables;

                                      (iii) any Event of Default or event which,
with the giving of notice and/or the passage of time, could become an Event of Default; and

                                       (iv) any   change   in    the   executive
management personnel of Borrower.

                           (b)  promptly  upon  receipt  thereof,   any  audited
financial information applicable to Borrower;

                           (c) such  other  information  relating  to  Borrower,
and/or the Receivables as Lender may reasonably request from time to time, including without limitation (i) tax returns, to be provided concurrently with the filing thereof with the relevant government authority or (ii) if Borrower receives an extension from the relevant government authority for filing a tax return, satisfactory evidence of such extension.

                  5.5 Miscellaneous Covenants. Notwithstanding anything to the contrary contained herein, prior to satisfaction of all amounts owed by Borrower to Lender hereunder, Borrower shall not, without the express written consent of Lender, which consent shall not be unreasonably withheld, (a) cease operations, liquidate, merge or consolidate with any other entity, or (b) impair in any way any of the Receivables.

SECTION 6.        EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT.
                  --------------------------------------------

                  6.1 Events of Default. The occurrence of any one or more of the following, whatever the reason therefor, shall constitute an Event of Default hereunder:

                            (a) Borrower  shall fail to pay any  installment  of
principal or interest on the Note within 5 days of when due, or any other amount owing under this Agreement or the other Loan Documents; or

                            (b) Borrower shall fail to perform or observe in any
material respect any term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed, other than the failure to make a payment covered by Section 6.1(a), and such failure shall continue uncured as of the earliest of thirty (30) calendar days after the occurrence of such failure or ten (10) calendar days after written notice of such failure is given by Lender to Borrower (the cure period set forth in this Section 6.1(b) shall not apply to any other Events of Default); or

                            (c) any  representation  or  warranty  in any of the
Loan Documents or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any of the Loan Documents proves incorrect or to have been incorrect in any material respect when made; or

                            (d) Borrower,  or any entity comprising Borrower, is
dissolved or liquidated, or otherwise ceases to exist, or all or substantially all of the assets of Borrower are sold or otherwise transferred without Lender's written consent; or

                            (e) Borrower  is  the subject of an order for relief
by the bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Borrower applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower as the case may be, and the appointment continues undischarged or unstayed for thirty (30) calendar days; or Borrower institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceedings relating to it or to all or substantially all of its property under the Laws of any jurisdiction or any similar proceeding is instituted without the consent of Borrower and continues undismissed or unstayed for thirty (30) calendar days; or any judgment, writ, attachment, execution or similar process is issued or levied against or Borrower and is not released, vacated or fully bonded within thirty
(30) calendar days after its issue or levy; or

                            (f) there shall occur a material  adverse  change in
the financial condition of Borrower from its financial condition as of the date of this Agreement, as determined by Lender in its reasonable discretion; or

                            (g) any  Loan  Document,  at  any   time  after  its
execution and delivery and for any reason other than the agreement of Lender or the satisfaction in full of all indebtedness and obligations of Borrower under the Loan Documents, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction; or Borrower claims that any Loan Document is ineffective or unenforceable, in whole or in part, or denies that it has any or further liability or obligation under any Loan Document unless all indebtedness and obligations of Borrower thereunder have been fully paid and performed; or

                            (h) any lien or  security  interest  created  by any
Security Document, at any time after the execution and delivery of that Security Document and for any reason other than the agreement of Lender or the satisfaction in full of all indebtedness and obligations of Borrower under the Loan Documents, ceases or fails to constitute a valid, perfected and subsisting first lien or security interest in and to the Receivables purported to be covered thereby; or

                            (i) any Event of Default  of any party  under any of
the agreements which give rise to the Receivables.

            6.2 Remedies Upon Default. Upon the occurrence of any Event of Default, Lender may, at its option, do any or all of the following:

                            (a) declare the principal of all amounts owing under
the Note, this Agreement and the other Loan Documents, including any other obligations secured by the Security Documents, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, and without the necessity of prior recourse to any security;

                            (b) terminate all rights of Borrower and obligations
of Lender under the Loan Documents;

                            (c) apply to any court of competent jurisdiction for
the appointment of a receiver;

                            (d) exercise  any  and all of its  rights  under the
Loan Documents, including but not limited to the right to take possession of and foreclose on any security, and exercise any other rights with respect to any security, whether under the Security Documents or any other agreement or as provided by Law, all in such order and in such manner as Lender in its sole discretion may determine.

                  6.3 Cumulative Remedies; No Waiver. All remedies of Lender provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or provided by Law from time to time. The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of any default hereunder or under any of the other Loan Documents, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any rights hereunder or under the Loan Documents. No waiver by Lender of any default by Borrower hereunder shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default expressly made the subject of the waiver. Any such express waiver shall be operative only for the time and to the extent therein stated. Any waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent act.


SECTION 7.        MISCELLANEOUS.
                  --------------

                  7.1 Performance by Lender. In the event that Borrower shall default in or fail to perform any of its obligations under the Loan Documents, Lender shall have the right, but not the duty, without limitation upon any of Lender's rights pursuant thereto, to perform the same, and Borrower agrees to pay to Lender, on demand, all costs and expenses incurred by Lender in connection therewith, including without limitation actual attorneys' fees, together with interest thereon from the date of expenditure at the Default Rate.

                  7.2 Actions. Lender shall have the right to commence, appear in, and defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith Lender may pay necessary expenses, employ counsel, and pay reasonable attorneys' fees. Borrower agrees to pay to Lender, on demand, all costs and expenses incurred by Lender in connection therewith, including without limitation actual attorneys' fees, together with interest thereon from the date of expenditure at the Default Rate.

                  7.3 Nonliability of Lender. Borrower acknowledges and agrees that:

                            (a) by accepting or approving  anything  required to
be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender;

                            (b) the  relationship  of Borrower  and Lender under
the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other Person with respect to the Receivables or Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (i) Lender is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower and Lender does not intend to ever assume such status; (ii) Lender's activities in connection with the Loan Documents shall not be "outside the scope of the activities of a lender of money" under Nevada law, as amended or recodified from time to time; and (iii) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower; and

                  7.4 No Third Parties Benefitted. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Loan. It shall be deemed a supplement to the Note and the Security Documents, and shall not be construed as a modification of the Note or the Security Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Lender's successors and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof.

                  7.5 Indemnity. Borrower indemnifies Lender against, and holds Lender harmless from, any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, cause of action (whether legal, equitable or administrative), judgments, court costs and legal or other expenses, including attorneys' fees, which Lender may suffer or incur as a direct or indirect consequence of: (a) Lender's performance of this Agreement or any of the Loan Documents, including, without limitation, Lender's exercise or failure to exercise any rights, remedies or powers in connection with this Agreement or any of the Loan Documents but excluding charges and assessments by Governmental Agencies imposed upon the Lender in the normal course of the Lender's business such as taxes and regulatory fees; (b) Borrower's failure to perform any of Borrower's obligations as and when required by this Agreement or any of the other Loan Documents, including, without limitation, any failure, at any time, of any representation or warranty of Borrower to be true and correct and any failure by Borrower to satisfy any condition; (c) any claim or cause of action of any kind by any Person to the effect that Lender is in any way responsible or liable for any act or omission by Borrower, whether on account of any theory or derivative liability or otherwise, including but not limited to any claim or cause of action for fraud, misrepresentation, tort or willful misconduct; or (d) any claim or cause of action of any kind by any Person which would have the effect of denying Lender the full benefit or protection of any provision of this Agreement or the Loan Documents but excluding charges and assessments by Governmental Agencies imposed upon Lender in the normal course of Lender's business such as taxes and regulatory fees. Lender's rights of indemnity shall not be directly or indirectly limited, prejudiced, impaired or eliminated in any way by any finding or allegation that Lender's conduct is active, passive or subject to any other classification or that Lender is directly or indirectly responsible under any theory of any kind, character or nature for any act or omission by Borrower or any other Person. Notwithstanding the foregoing, Borrower shall not be obligated to indemnify Lender with respect to any intentional tort or act of gross negligence which Lender is personally determined by the judgment or a court of competent jurisdiction (sustained on appeal, if any) to have committed. Borrower shall pay any indebtedness arising under this indemnity to Lender immediately upon demand by Lender together with interest thereon from the date such indebtedness arises until paid at the Default Rate. Borrower's duty to defend and indemnify Lender shall survive the release and cancellation of the Note.

                  7.6 All Advances Deemed Mandatory. Anything herein to the contrary notwithstanding, it is specifically understood and agreed that all funds furnished by Lender pursuant hereto shall be deemed advanced by Lender under an obligation to do so, regardless of the identity of the person or persons to whom such funds are furnished.

                  7.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign its rights or interests or delegate any of its duties under this Agreement or any of the other Loan Documents without the prior written consent of Lender.

                  7.8 Amendments; Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any of the other Loan Documents, and no consent to any departure by Borrower therefrom, may in any event be effective unless in writing signed by Lender, and then only in the specific instance and for the specific purpose given.

                  7.9 Costs, Expenses and Taxes. Borrower shall pay to Lender, on demand:

                            (a) the attorneys' fees and  out-of-pocket  expenses
incurred by Lender in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and any other Loan Documents;

                            (b) the  actual  costs  and  expenses  of  Lender in
connection with any modification of any Loan Document or in connection with the enforcement of this Agreement and any other Loan Document and any matter related thereto, including the actual fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts retained by Lender; and

                            (c) all costs,  expenses,  fees,  premiums and other
charges relating or arising with respect to the Loan Documents or any transactions contemplated thereby or the compliance with any of the terms and conditions thereof, including but not limited to appraisal fees, inspection fees, cost review fees, recording fees filing fees, release or reconveyance fees, and title insurance premiums.

All sums paid or expended by Lender under the terms of this Agreement and the other Loan Documents shall be considered to be a part of the Loan. Except as otherwise specifically stated herein, all such sums shall be secured by the Security Documents, shall bear interest from the date of expenditure as if such sums were advances under the Note, and shall be immediately due and payable by Borrower upon demand.

                  7.10  Survival  of   Representations   and   Warranties.   All
representations and warranties of Borrower contained herein or in any other Loan Document shall survive the making of the Loan and the execution and delivery of the Note, and are material and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on behalf of Lender. For the purpose of the foregoing, all statements contained in any certificate, agreement, financial statement, or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Borrower contained herein or in the other Loan Documents, as the case may be.

                  7.11 Notices. All notices to be given pursuant to this Agreement shall be sufficient if given by personal services, by guaranteed overnight delivery services, by telex, telecopy or telegram or by being mailed postage prepaid, certified or registered mail, return receipt requested, to the described addresses of the parties hereto as set forth below, or to such other address as a party may request in writing. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the date after delivery to the guaranteed overnight delivery service, the date of sending the telex, telecopy or telegram or two (2) days after mailing certified or registered mail.

BORROWER'S ADDRESS:             Digital Courier Technologies, Inc.
                                136 Heber Avenue, Suite 204
                                PO Box 8000
                                Park City, Utah 84060
                                Attn: Mitchell Edwards, Executive Vice President


LENDERS' ADDRESSES:             c/o Goold, Patterson, DeVore, Ales & Roadhouse
                                4496 South Pecos Road
                                Las Vegas, Nevada  89121


WITH DUPLICATE NOTICE TO:       Goold, Patterson, DeVore, Ales & Roadhouse
                                4496 South Pecos Road
                                Las Vegas, Nevada  89121
                                Attn: Thomas J. DeVore, Esq.

                  7.12 Further Assurances. Borrower shall, at its sole expense and without expense to Lender, do such further acts and execute and deliver such further documents as Lender from time to time may require for the purpose of assuring and confirming unto Lender the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document, or for assuring the validity of any security interest or lien under any Security Document.

                  7.13 Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

                  7.14 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid shall be inoperative, unenforceable or invalid without affecting the remaining provisions, and to this end the provisions of all Loan Documents are declared to be severable.

                  7.15 Assignment or Sale of Participations by Lender. Lender may, at any time, sell, transfer, assign or grant participations in the Loan and in the Loan Documents and Lender may forward to such participant and prospective participant all documents and information relating to the Loan and to Borrower, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Lender may otherwise disclose the terms of the Loan for any reasonable or bona fide purpose.

                  7.16 Headings. Section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

                  7.17 Time of the Essence.  Time is of the essence.

                  7.18   Counterparts.   This   Agreement  may  be  executed  in
counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


BORROWER:

Digital Courier Technologies, Inc.,
a Delaware corporation


By:/s/ Mitchell L Edwards
--------------------------
Name:  Mitchell L. Edwards
Title: Executive Vice President

                          SECURITIES PURCHASE AGREEMENT

                                      Among

                       DIGITAL COURIER TECHNOLOGIES, INC.,

                   BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.,

                                       and

                    BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.




                          Dated as of November 23, 1998

                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of November 23, 1998, among Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("Brown Simpson Limited"), and Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson LP"). Brown Simpson Limited and Brown Simpson LP, are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 400,000 units of the Company's securities (the "Tranche A Units"), each Tranche A Unit to consist of one share (each, a "Tranche A Share") of the Company's common stock, par value $.0001 per share (the "Common Stock), and a warrant to purchase one share of Common Stock (each, a "Tranche A Warrant"); and

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 400,000 units of the Company's securities (the "Tranche B Units" and, together with the Tranche A Units, the "Units"), each Tranche B Unit to consist of one share (each, a "Tranche B Share" and, together with the Tranche A Shares, the "Shares") of Common Stock and one Warrant to purchase one share of Common Stock (a "Tranche B Warrant," and, together with the Tranche A Warrants, the "Warrants").

                  IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:


PURCHASE AND SALE OF THE UNITS
Purchase and Sale.
------------------
Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company: On the Tranche A Closing Date (as defined below), an aggregate of 400,000 Tranche A Units, for a purchase price of $4.50 per Tranche A Unit or an aggregate purchase price of $1,800,000; and
                            (ii) On the  Tranche  B  Closing  Date  (as  defined
below), an aggregate of 400,000 Tranche B Units, for a purchase price of $7.00 per Tranche B Unit or an aggregate purchase price of $2,800,000.
Each Purchaser shall purchase that number of Units set forth opposite such Purchaser's name in Schedule I attached hereto and each Purchaser shall deliver to the Company the portion of the purchase price for each of the Tranche A Units and the Tranche B Units as set forth next to its name on Schedule I.
The Closings.
-------------
The Tranche A Closing. The closing of the purchase and sale of the Tranche A Units (the "Tranche A Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party (the "Tranche A Closing Date"). At the Tranche A Closing:

The Purchasers shall deliver to the Company an aggregate of $1,800,000 in United States dollars in immediately available funds to an account designated in writing by the Company; Within three (3) business days after the Tranche A Closing Date, the Company shall deliver to Brown Simpson Limited the certificates representing the number of Tranche A Shares purchased by Brown Simpson Limited as set forth in Schedule I hereto;
The Company shall deliver to Brown Simpson Limited a Warrant, substantially in the form of Exhibit A hereto, representing the number of Tranche A Warrants purchased by Brown Simpson Limited as set forth in Schedule I hereto;
Within three (3) business days after the Tranche A Closing Date, the Company shall deliver to Brown Simpson LP the certificates representing the number of Tranche A Shares purchased by Brown Simpson LP as set forth in Schedule I hereto;
The Company shall deliver to Brown Simpson LP a Warrant, substantially in the form of Exhibit A hereto, representing the number of Tranche A Warrants purchased by Brown Simpson LP as set forth in Schedule I hereto;
The  parties  shall  execute and deliver  each of the  documents  referred to in
Section 4.1 hereof; and The Company shall pay to Brown Simpson Asset Management, LLC ("Brown Simpson Asset") a fee of $25,000 (the "Brown Simpson Asset Fee") in United States dollars in immediately available funds to an account designated in writing by Brown Simpson Asset.
The Tranche B Closing-Purchasers Option. Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, the Purchasers shall have the right at any time within 12 months of the Tranche A Closing to deliver a written notice to the Company (a "Tranche B Notice") requiring the Company to issue and sell any or all of the Tranche B Units. The closing of the purchase and sale of the Tranche B Units (the "Tranche B Closing") shall take place in the same manner as the Tranche A Closing, on the date after delivery of the Tranche B Notice (the "Tranche B Date"); provided that in no case shall the Tranche B Closing take place unless and until the conditions listed in Section
4.2 have been  satisfied or waived by the  appropriate  party.  At the Tranche B
Closing:
The Purchasers shall deliver to the Company an aggregate of the number of units purchased by each of them multiplied by $7.00 (which amount shall not be greater than $2,800,000) in United States dollars in immediately available funds to an account designated in writing by the Company;
Within three (3) business days after the Tranche B Closing Date, the Company shall deliver to Brown Simpson Limited the certificates representing the number of Tranche B Shares purchased by Brown Simpson Limited as set forth in Schedule I hereto;
The Company shall deliver to Brown Simpson Limited a Warrant, substantially in the form of Exhibit A hereto, representing the number of Tranche B Warrants purchased by Brown Simpson Limited as set forth in Schedule I hereto;
Within three (3) business days after the Tranche B Closing Date, the Company shall deliver to Brown Simpson LP the certificates representing the number of Tranche B Shares purchased by Brown Simpson LP as set forth in Schedule I hereto;
The Company shall deliver to Brown Simpson LP a Warrant, substantially in the form of Exhibit A hereto, representing the number of Tranche B; and Warrants purchased by Brown Simpson LP as set forth in Schedule I hereto; and The parties shall execute and deliver each of the documents referred to in
Section 4.2 hereof.
                  (a) The Tranche B Closing-Company's Option Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, the Company shall have the one time right at any time within 12 months of the Tranche A Closing to deliver a written notice to the Company (a "Tranche B Company Notice") requiring the Purchaser to purchase any or all of their pro rata portion of the Tranche B Units. If the Company determines to exercise its right under this Section 1.2(c), it shall notify the Purchasers ten (10) days prior to the exercise of such right. The closing of the purchase and sale of the Tranche B Units (the "Tranche B Closing") shall take place in the same manner as the Tranche A Closing, on such date indicated in the Tranche B Company Notice (the "Tranche B Date"); provided that in no case shall the Tranche B Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. At the Tranche B Closing:

The Purchasers shall deliver to the Company an aggregate of the number of units purchased by each of them multiplied by $7.00 (which amount shall not be greater than $2,800,000) in United States dollars in immediately available funds to an account designated in writing by the Company;
The Company shall deliver to Brown Simpson Limited the certificates representing the number of Tranche B Shares purchased by Brown Simpson Limited as set forth in Schedule I hereto;
The Company shall deliver to Brown Simpson Limited a Warrant, substantially in the form of Exhibit A hereto, representing the number of Tranche B Warrants purchased by Brown Simpson Limited as set forth in Schedule I hereto;
The Company shall deliver to Brown Simpson LP the certificates representing the number of Tranche B Shares purchased by Brown Simpson LP as set forth in
Schedule I hereto;
The Company shall deliver to Brown Simpson LP a Warrant, substantially in the form of Exhibit A hereto, representing the number of Tranche B; and Warrants purchased by Brown Simpson LP as set forth in Schedule I hereto; and The parties shall execute and deliver each of the documents referred to in
Section 4.2 hereof.

                  With respect to the Tranche B Units, in no event shall any Purchaser have the right or be required to purchase Tranche B Units if the aggregate number of shares of Common Stock beneficially owned by such Purchaser and its affiliates would exceed 9.9% of the outstanding shares of the Common Stock following such purchase. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.


REPRESENTATIONS AND WARRANTIES
Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers:
Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth in Schedule 2.1(a), the Company has no subsidiaries (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined below) or any of the transactions contemplated thereby, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect").
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Warrants and the Registration Rights Agreement (as defined below) (collectively, the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders. Each of this Agreement and the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Capitalization. As of the date hereof and immediately prior to the Tranche A Closing Date, the authorized capital stock of the Company is as set forth in
Schedule 2.1(c). The issuance and sale of all interests in such capital stock have been in compliance with all applicable federal and state securities laws. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of this Agreement or the Transaction Documents. Except by virtue of this Agreement or as disclosed in Schedule 2.1(c), other than the Warrants, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. No anti-dilution or similar adjustment provision of securities of the Company will be triggered by the issuance of the Units except as described on Schedule 2.1(c). The Company is not subject (contingent or otherwise) to repurchase or otherwise acquire or retire any units of its capital stock or any security convertible into or exchangeable for any of its capital stock. Except as specifically disclosed in the SEC Documents (as defined below), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
Authorization and Validity; Issuance of Shares. All of the Shares and the Warrants have been duly authorized, and when delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable free and clear of all liens, encumbrances and rights of first refuals ("Liens") and will not be subject to any preemptive or similar rights. The shares of Common Stock issuable upon exercise of the Warrants (the "Underlying Shares") are and will at all times hereafter continue to be duly authorized and reserved for issuance and upon issuance the Underlying Shares will be validly issued, fully paid and nonassessable free and clear of all Liens.
No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the articles of incorporation, bylaws or other charter documents of the Company or any of the Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company or any Subsidiary is bound or affected.
Consents and Approvals. Except as specifically set forth in Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the filing of a registration statement with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the application(s) or any letter(s) acceptable to the National Market System of the Nasdaq Stock Market ("Nasdaq") for the listing of the Shares and Underlying Shares with Nasdaq (and with any other national securities exchange or market on which the Common Stock is then listed), and (iii) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

Litigation; Proceedings. Except as specifically set forth in Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) would individually or in the aggregate, have a Material Adverse Effect.
No Default or Violation. Except as set forth on Schedule 2.1 (h), neither the Company nor any Subsidiary (i) is in default under or in violation or breach of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject.
Disclosure; Absence of Certain Changes. Neither this Agreement, the Schedules to this Agreement, the Transaction Documents nor the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Schedule 2.1(i) or the SEC Documents filed on EDGAR at least five business days prior to the date hereof, since December 31, 1997 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Companies or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.
Private Offering. The Company and all Persons acting on its behalf have not directly or indirectly made, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Units, the Shares, the Warrants or the Underlying Shares or the issuance of such securities under the Securities Act of 1933, as amended (the "Act"). The issuance of the Units, the Shares, the Warrants and the Underlying Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current, or future) that would violate any securities laws exemptions under the Act or otherwise adversely affect the Purchasers' ability to resell the Units, the Shares, the Warrants or the Underlying Shares under the Act. Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in Section 2.2 hereof, the offer and sale by the Company to the Purchasers of the Units is exempt from the registration requirements of the Act. SEC Documents ; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the
Company or any Subsidiary are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.
Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
Broker's Fees. Except for a $25,000 fee paid to Brown Simpson Asset upon execution of that certain letter agreement dated November __, 1998 between the Company and Brown Simpson Asset and an additional fee of $25,000 payable by the Company to Brown Simpson Asset at the Tranche A Closing and as otherwise disclosed on Schedule 2.1(m), no fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.
Form S-3 Eligibility. The Company is, and at the Tranche A Closing Date and the Tranche B Closing Date will be, eligible to register securities (including the Shares and the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.
Listing and Maintenance Requirements Compliance. The principal market on which the Common Shares are currently traded is Nasdaq. Except as disclosed in
Schedule 2.1(o), since the date that the Company has been listed on Nasdaq, the Company has not received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. The Company is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company believes that it is and will be in compliance with all such maintenance requirements.
Patents and Trademarks. The Company or its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents. To the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business which would individually or in the aggregate, have a Material Adverse Effect and the Company is not infringing on any other person's Intellectual Property Rights.
Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. Except as set forth on Schedule 2.1(q), no executive officer (as defined in Rule 501(f) of the Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. Registration Rights; Rights of Participation. Except as described on Schedule 2.1(r) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document. Title. Except as disclosed in Schedule 2.1(s), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

Permits. The Company and the Subsidiaries possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and there is no proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any Material Permit.
Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Tax Status; Firpta. The Company and each of the Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charged that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on it books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.
Transactions With Affiliates. Except as set forth on Schedule 2.1(x), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner other than transactions that would not require disclosure under Section 404 of Regulation S-K of the Act and the Exchange Act.
Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement or the Transaction Documents. None of the transactions contemplated by this Agreement or the Transaction Documents, including the exercise of the Warrants will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.
                  (b) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals would not result in a Material Adverse Effect.
                  (c) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee form corporate funds; materially violated or is in material violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:
Organization; Authority. Such Purchaser is a corporation duly incorporated or a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Units hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.
Investment Intent. Such Purchaser is acquiring the Units for its own account for investment purposes only and not with a view to or for distributing or reselling the Units, the Shares, the Warrants or the Underlying Shares or any part thereof or interest therein in violation of any securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Units, the Shares, the Warrants or the Underlying Shares for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Act.
Purchaser Status. At the time such Purchaser was offered the Units, and at the Tranche A Closing Date and the Tranche B Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Act or (ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units.
Reliance. Each Purchaser understands and acknowledges that (i) the Units are being offered and sold to the Purchaser without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.
         The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.



OTHER AGREEMENTS
         3.1      Transfer Restrictions.
                  ----------------------
If any Purchaser should decide to dispose of the Units, the Shares, the Warrants or the Underlying Shares held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Act, to the Company or pursuant to an available exemption from the registration requirements of the Act. The Company shall announce any material non-public information it legally obligated to announce on or prior to the Effective Date (as defined in the Registration Rights Agreement) of the registration statement filed pursuant to the Registration Rights Agreement and shall not enter into any subsequent non-disclosure agreements that would prevent it from announcing any such information that otherwise legally could have been announced on or prior to the Effective Date. In connection with any transfer of any Units, Shares, Warrants or Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of the Units, the Shares, the Warrants or the Underlying Shares by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Act. Any such transferee shall be bound by the terms of this Agreement and shall have the rights  of  a  Purchaser  under  this  Agreement  and  the  Registration  Rights
Agreement. Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares, the Warrants, and the Underlying Shares:
         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

                  Neither the Shares, the Warrants, nor the Warrant Underlying Shares shall contain the legend set forth above if (i) the issuance of any of such securities occurs at any time while the Registration Statement is effective under the Act and the issuance is covered by such Registration Statement, (ii) in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) in the opinion of counsel to the Company experienced in the area of United States securities laws such Shares, Warrants or Underlying Shares may be sold pursuant to Rule 144. The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Shares, Warrants or Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

Stop Transfer Instruction. Except as otherwise required by law, the Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.
Furnishing of Information. As long as any Purchaser owns the Units, the Shares, the Warrants or the Underlying Shares and until the second anniversary of the Tranche B Closing Date, the Company will cause the Common Stock to continue at all times to be registered under 12(g) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and promptly furnish the Purchasers with true and complete copies of all such filings and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Company further covenants that it will take such further action as any holder of the Units, the Shares, the Warrants or the Underlying Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Units, the Shares, the Warrants or the Underlying Shares without registration under the Act within the limitation of the exemptions provided by Rule 144 promulgated under the Act.
Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Shares and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the Tranche B Closing Date. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the

Units, the Shares, the Warrants or the Underlying Shares in a manner that would require the registration under the Act of the sale the Units, of the Shares, the Warrants, the Underlying Shares or Underlying Shares to any Purchaser. Listing and Reservation of Shares and Underlying Shares.
The Company shall (i) not later than 15 days after the Tranche A Closing Date and as soon as practicable after any Tranche B Closing Date prepare and file with the Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to Nasdaq covering and listing a number of shares of Common Stock which is at least equal the aggregate amount of Shares and Underlying Shares sold in the Tranche A Closing or Tranche B Closing, as applicable, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter and (iii) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisitng or suspension of the Common Stock on Nasdaq. The Company shall promptly provide to each Purchaser copies of any notices it receives from the Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system.
The Company at all times shall reserve shares of its authorized but unissued Common Stock for issuance the number of shares of Common Stock which would be issuable upon exercise of the Warrants. Shares of Common Stock reserved for issuance upon the exercise of the Warrants as set forth in Section 3.7(a) shall be allocated pro rata to each of the Purchasers in accordance with the amount of Units issued and delivered to such Purchaser at the Tranche A Closing and Tranche B Closing, as applicable.
Notice of Breaches.
The Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Tranche A Closing or the Tranche B Closing Date, as applicable, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date provided such notice will not constitute material non-public information. However, no disclosure by either party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.
Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify, provided such notification will not constitute material non-public information, each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary to the effect that the consummation of the transactions contemplated hereby and by the Registration
Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice. The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Registration Rights Agreement shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement any Transaction Document to any non-defaulting Purchaser.
Future Financings. Except for (i) the issuance of securities upon exercise or conversion fo the Company's options, warrants or other convertible securities outstanding as of the date hereof or (ii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees or directors, if the Company shall issue any equity securities (including any debt financing with an equity component) (the "Future Financing") prior to the Effectiveness Date for the Tranche A Shares and the Underlying Common Shares for the Tranche A Warrant, at an effective price per share of less than $4.50 per share (such price the "Future Share Price"), than the Company shall issue to the Purchasers additonal Common Stock such that the effective price per share paid by the Purchasers at the Tranche A Closing shall equal the Future Share Price, and the definition of Tranche A Shares shall include such additional shares.
Use of Proceeds. The Company shall use all of the proceeds from the sale of the Units for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings outside the normal course of business or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

Reimbursement. In the event that any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including shareholders of the Company, in connection with or as a result of (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents or any other certificate, instrument or document hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, the Company will reimburse such Purchaser for its legal and other actual out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such affiliate and any such Person. The Company also agrees that neither the Purchasers or any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of its obligations hereunder which is permissable under applicable law.
Transactions With Affiliates. So long as any Units, Shares, Warrants or Underlying Shares are held by any Purchaser, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its respective officers, directors, Persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtained from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes of this Section 3.13 only means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.
Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Shares and the Underlying Shares in such amounts as specified from time to time by each Purchaser to the Company in the form attached hereto as Exhibit B (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Shares and Underlying Shares under the Act, all such certificates shall bear the restrictive legend specified in Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.14, and stop transfer instructions to give effect to Section 3.1 hereof (in the case of the Underlying Shares, prior to registration of the Underlying Shares under the Act) will be given by the Company to its transfer agent and that the Units, the Shares, the Warrants and the Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the

Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of the Units, the Shares, the Warrants and the Underlying Shares may be made without registration under the Act or the Purchaser provides the Company with reasonable assurances that the Units, the Shares, the Warrants and the Underlying Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Shares and the Underlying Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.14 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.14, that the Purchasers, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
Filing of Form 8K. On or before the 3rd business day following each of the Tranche A Closing Date and the Tranche B Closing Date, the Company shall file Form 8-K with the Commission describing the terms of the transaction contemplated by this Agreeement and the Transaction Documents in the form required by the Exchange Act.


conditions
(a) Conditions Precedent to the Obligation of the Company to Sell the Tranche A Units. The obligation of the Company to sell the Tranche A Units (and to pay the Brown Simpson Asset Fee) hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Tranche A Closing, of each of the following conditions:
Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Tranche A Closing Date;
Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Tranche A Closing; and No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.
Conditions Precedent to the Obligation of the Purchasers to Purchase the Tranche A Units. The obligation of each Purchaser hereunder to acquire and pay for the Tranche A Units is subject to the satisfaction or waiver by such Purchaser, at or before the Tranche A Closing, of each of the following conditions:
Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Tranche A Closing Date;
Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Tranche A Closing;
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;
No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq which suspension shall remain in effect;
Listing of Common Stock. Nasdaq shall have approved, if required, for listing upon notice of issuance the Shares and the Underlying Shares;

Required Approvals. All Required Approvals shall have been obtained other than those relating solely to the Tranche B Units;
Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon the exercise of the Tranche A Warrants;
Change of Control. No Change of Control shall have occurred between the date hereof and the Tranche A Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);
Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit B attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent; and
                  (i) America Online Payable. Purchasers shall be satisfied, in their sole discretion, with the future resolution of the payments due to America Online Inc.
Documents and Certificates. At the Tranche A Closing, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers: An opinion of the Company's legal counsel in the form attached hereto as Exhibit C dated as of the Tranche A Closing Date;
A stock certificate(s) representing the number of Tranche A Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;
A Warrant(s) representing the Tranche A Warrants purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser;
The Company shall have executed and delivered the Registration Rights Agreement; Officer's Certificate. An Officer's Certificate dated the Tranche A Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Tranche A Closing Date.
Secretary's Certificate. A Secretary's Certificate dated the Tranche A Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Tranche A Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Tranche A Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance this Agreement and of the Transaction Documents, and that such resolutions have not been modified, rescinded or revoked.
(a) Conditions Precedent to the Obligation of the Company to Sell the Tranche B Units. The obligation of the Company to sell the Tranche B Units hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Tranche B Closing, of each of the following conditions:
Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Tranche B Closing Date Date (except for representations and warranties that speak as of a specific date); Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Tranche B Closing; and No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

Conditions Precedent to the Obligation of the Purchasers to Purchase the Tranche B Units. The obligation of each Purchaser hereunder to acquire and pay for the Tranche B Units is subject to the satisfaction or waiver by each Purchaser, at or before the Tranche B Closing, of each of the following conditions:
Tranche A. The Tranche A Closing shall have occurred;
Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Tranche B Closing Date (except for representations and warranties that speak as of a specific date);
Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Transfer Documents to be performed, satisfied or complied with by the Company at or prior to the Tranche B Closing Date;
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and theTransfer Documents;
                  (ii) Registration Statements for Tranche A. The Registration Statement with respect to the Tranche A Shares and the Underlying Shares with respect to the Tranche A Warrant shall have been declared effective under the Act by the SEC; and on the Tranche B Closing such Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section 3(p) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the thirty
(30) business days prior to such Closing Date and no stop order shall be pending or threatened as at such Closing Date.
Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed on any Schedule hereto or otherwise in writing to each of the Purchasers;
Litigation. No litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;
Management. There shall have been no substantial changes in the position or responsibilities of the Chief Executive Officer and the Chief Financial Officer of the Company;
No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);
Listing of Common Stock. The Common Stock, including the Shares and the Underlying Shares shall have been at all times since the date hereof, and on the Tranche B Closing Date be, listed for trading on Nasdaq, or other exchange acceptable to Purchasers;
Required Approvals. All Required Approvals shall have been obtained.
Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon exercise of the Tranche B Warrants.
Change of Control. No Change of Control in the Company shall have occurred; Common Stock Price. The Per Share Market Value of the Common Stock shall have been more than $7.00 per share for at least 15 consecutive trading days prior to the Tranche B Closing Date and at least $7.00 on the day before the Tranche B Closing Date. The "Per Share Market Value" means on any particular date the closing bid price per share of the Common Stock on such date on Nasdaq or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date; and Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.
Documents and Certificates. At the Tranche B Closing, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers: An opinion of the Company's legal counsel, in substantially the form attached hereto as Exhibit C dated as of the Tranche B Closing Date;

A stock certificate(s) representing the Tranche B Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;
a Warrant(s) representing the Tranche B Warrants being purchased at by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser;
Officer's Certificate. The Company shall deliver to the Purchasers an Officer's Certificate dated the Tranche B Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Tranche B Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this
Section 4.2(b) as of the Tranche B Closing Date.
Secretary's Certificate. A Secretary's Certificate Dated the Tranche B Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Tranche B Closing Date, (B) that attached thereto is a true and complete copy of the bylaws of the Company, as in effect on the Tranche B Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement and the Transaction Documents and that such resolutions have not been modified, rescinded or revoked.


MISCELLANEOUS
Fees and Expenses. Except as set forth in the Registration Rights Agreement and as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and the Underlying Shares pursuant hereto.
Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.
Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 7:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to Digital Courier Technologies, Inc., 136 Heber Avenue, Suite 204 PO Box 8000, Park City, UT 84060 attn: Mitchell Edwards, fax no. (435) 655 3647 and (ii) if to any Purchaser to the address as set forth on Schedule II hereto with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022,
Attn: James Kaye, fax no. (212) 872-1002, or such other address as may be designated in writing hereafter, in the same manner, by such Person.
Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Units outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.
Headings; Interpretive Matters. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any assignees must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or under the Registration Rights Agreement.
No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Survival. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Units pursuant to this Agreement and each closing hereunder and any exercise of the Warrants. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent, except that no prior consent shall be required if such disclosure is required by law and Purchasers have had prior review of such disclosure.
Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
Payment Set Aside. To the extent that the Company makes a payment or payment to the Purchasers hereunder or pursuant to the Registration Rights Agreement or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setooff had not occurred.
                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                                   SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                              DIGITAL COURIER TECHNOLOGIES, INC.



                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                              BROWN SIMPSON STRATEGIC
                                              GROWTH FUND, LTD.



                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                              BROWN SIMPSON STRATEGIC
                                              GROWTH FUND, L.P.



                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.



November  23, 1998


260,000 shares                                                   Warrant No. A-1



                       DIGITAL COURIER TECHNOLOGIES, INC.
                             STOCK PURCHASE WARRANT



Registered Owner:

         This certifies that, for value received, Digital Courier Technologies, Inc., a Delaware corporation, the ("Company") grants the following rights to the Registered Owner, or assigns, of this Warrant:

         1. Issue. Upon tender (as defined in section 5 hereof) to the Company, the Company shall issue to the Registered Owner, Brown Simpson Strategic Growth Fund, Ltd., or assigns, up to the number of shares specified in paragraph 2 hereof of fully paid and nonassessable shares of Common Stock, par value $.0001 per share ("Common Stock"), that the Registered Owner, or assigns, is otherwise entitled to purchase.

         2. Number of Shares. The total number of shares of Common Stock that the Registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant is 260,000 shares of Common Stock, subject to adjustment from time to time as set forth in paragraph 6 below. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

         3. Exercise Price. (a) The initial exercise price of this Warrant, the price at which the shares of stock issuable upon exercise of this Warrant may be purchased, is $5.53, and upon the six-month anniversary of the date hereof, shall be adjusted as set forth in section 3(b) hereof, and subject to adjustment from time to time pursuant to the provisions of paragraph 6 below (the "Exercise Price").

             (b) At 5:00 p.m. on May 24, 1998 (the "Reset Date"), the Exercise Price shall be adjusted to be equal to the lesser of (i) $5.53, or (ii) the average Per Share Market Value during any five (5) consecutive Trading Days during the period of the 22 Trading Days immediately preceding the Reset Date. The Registered Owner shall send written notice to the Company of the Exercise Price, as adjusted pursuant to this paragraph, together with computation of such adjusted Exercise Price and the computation of the average Per Share Market Value for each such five-day period, no later than the second (2nd) Business Day after the Reset Date. The Exercise Price shall be deemed to be adjusted to such new Exercise Price unless the Company notifies the Registered Owner within one
(1) Business Day after receipt of such written notice from the Registered Owner that the Company disagrees with the computation of such adjustment. If the Registered Owner and the Company fail to agree upon the adjusted Exercise Price within one (1) Business Day after the Company has given such notice, the Exercise Price shall be computed promptly by a securities firm acceptable to both the Registered Owner and the Company, and such computation shall be final.

         4. Exercise Period. This Warrant may only be exercised beginning on November 23, 1998 and up to and including November 22, 2003 (the "Exercise Period"). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

         5. Tender. This Warrant may be exercised, in whole or in part, by actual delivery of (i) the Exercise Price in cash, (ii) a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as Exhibit A, properly executed by the Registered Owner, or assigns, of this Warrant, and
(iii) by surrender of this Warrant. The payment and Warrant Exercise Form must be delivered, personally or by mail, to the registered office of the Company. Documents sent by mail shall be deemed to be delivered when they are received by the Company.

         6.  Further Adjustment of Exercise Price.

             (a) If the Company,  at any time while this Warrant is outstanding,
(a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph (6)(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

             (b) If the Company, at any time while this Warrant is outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Exercise Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph (6)(b), if any such right or warrant shall expire and all or any portion thereof shall not have been exercised, the Exercise Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of section (g) after the issuance of such rights or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock (if any) actually purchased upon the exercise of such rights or warrants actually exercised.

             (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all of the holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs 6(a) and (b) above), then in each such case the Exercise Price at which the Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the Registered Owner of the Warrant; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser meeting the same qualifications, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

             (d) All calculations under this section 6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

             (e) Whenever the Exercise Price is adjusted pursuant to paragraphs 6(a), (b) or (c), the Company shall promptly mail to the holder of the Warrant, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

             (f) In case of (A) any reclassification of the Common Stock, (B) any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 51% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such reclassification, consolidation or merger, (C) the sale or transfer of all or substantially all of the assets of the Company, (D) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, (E) suspension from listing or delisting of the Common Stock from the National Market System of the Nasdaq Stock Market or any other exchange on which the Common Stock is listed for a period of five consecutive days, (F) the Company's notice to any registered owner of the Tranche A Warrants or the Tranche B Warrants, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for the exercise of any such warrants, or (G) a breach by the Company of any representation, warranty, covenant or other term or condition of the Purchase Agreement, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 2.1(a) of the Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten days after the Company knows or reasonably should have known of the existence of such breach (clauses (A) through (G) above referred to as a "Redemption Event"), the holder of the Warrant shall have the right thereafter to exercise the Warrant for the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event, and the holder of the Warrant shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the Warrant could have been converted immediately prior to such Redemption Event would have been entitled.

             (g) If:

             A.  the   Company   shall   declare  a   dividend   (or  any  other
                 distribution) on its Common Stock; or

             B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

             C. the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

             D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

             E. the  Company  shall  authorize   the  voluntary  or  involuntary
             dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be mailed to the holder of this Warrant at its address as it shall appear below, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

             (h) Adjustment to Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price will be subject to adjustment from time to time as provided in this Section 6(h).

             (i) Adjustment of Exercise Price upon Issuance of Common Stock. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement) for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock of such issuance or sale. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Underlying Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a license or of a division, assets or business (or stock constituting any portion thereof) from another person) for a consideration per share which is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and (B) less the average of the Per Share Market Values on the five consecutive Trading Days immediately preceding the date of such issuance or sale (the price in this clause (B) is herein referred to as "Market Price"), then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing

        (1) the sum of (I) the product of (A) the Market Price and (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such issuance or sale. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following shall be applicable:

                           (A) Issuance of Options. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such grant, then the Exercise Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner grants any Options (other than Underlying Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement and the price per share for which Common Stock is issuable upon exercise of such Options or upon the conversions or exchange of such Convertible Securities is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and (B) less Market Price, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of
         (x) the Exercise  Price in effect  immediately  prior to such grant and
         (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue, sale, grant, exercise, conversion or exchange, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such grant; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such grant. No adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (B) Issuance of Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to issuance or sale, then the Exercise Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any Convertible Securities and the price per share for which Common Stock issuable upon conversion or exchange of such Convertible Securities is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and (B) less the Market Price, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and
         (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such issuance or sale. No adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible
         Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 6(h)(i), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                           (C) Change in Option Price or Rate of Conversion. If there is a change at any time in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or
         (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

                           (D) Certain Definitions. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following terms have meanings set forth below:

                                    (I)  "Approved  Stock  Plan"  shall mean any
         contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

                                    (II) "Common   Stock   Deemed   Outstanding"
         means, at any given time, the number of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6(h)(i)(A) and 6(h)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the Warrants.

                           (E) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under this
                                          Section  6(h)(i),  the following shall
                                          be applicable:

                           (I)            Calculation of Consideration Received.
If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Per Share Market Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the registered owners of a majority of the Underlying Shares of Tranche A Warrants and the Tranche B Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an Appraiser selected by the Company. The determination of such Appraiser shall be binding upon all parties absent manifest error.

                           (II)           Integrated  Transactions.  In case any
Option is issued in connection with the issue or sale of other securities of the

         Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.01.

                           (III) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                           (IV) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                   (ii) Certain Events. If any event occurs of the type contemplated by the provisions of Section 6(h)(i) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Registered Holder, or assigns, of this Warrant; provided, however, that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 6(h).

         7. Call Option. If, at any time during the Exercise Period, the Per Share Market Value equals or exceeds an amount equal to 200% of the Exercise Price at such time for a period of 15 consecutive business days, then the Company shall have the right during the 6 month period commencing on the first business day after such 15-day period, upon written notice to the Registered Owner, to cause such Registered Owner to exercise this Warrant in full by delivering to the Company the Exercise Price in cash, the Warrant Exercise Form and this Warrant as specified in section 5 hereof within the period of ten (10) business days commencing on the Registered Owner's receipt of such notice; provided, however, that the Company can exercise the right specified in this section 7 only if, in addition to the conditions specified herein, there is an effective registration statement under the Securities Act relating to the shares of Common Stock issuable upon the exercise of this Warrant so that the Registered Owner may freely offer and sell such shares of Common Stock without further registration under the Securities Act or compliance with Rule 144 thereunder or any other exemptive provision or rule thereunder so long as the Registered Owner is not an Affiliate of the Company.

         8. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Warrant, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.

         "Appraiser"  has the meaning assigned to it in section 6(c) hereof.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

         "Common Stock" means the shares of the Company's Common Stock, par value $.0001 per share.

         "Company"  means  Digital  Courier   Technologies,   Inc.,  a  Delaware
corporation.

         "Convertible Securities" has the meaning assigned to it in section 6(h)(i)(A) hereof.

         "Exercise Period" has the meaning assigned to it the section 4 hereof.

         "Exercise Price" has the meaning assigned to it in section 3 hereof

         "Market Price" has the meaning assigned to it in section 6(h)(i) hereof.

         "Options" has the meaning assigned to it in section 6(h)(i)(A) hereof.

         "Per Share Market Value" means on any particular date (i) the closing bid price per share of the Common Stock on such date on the National Market System of the Nasdaq Stock Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the National Market System of the Nasdaq Stock Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

         "Purchase Agreement" means that certain Securities Purchase Agreement, dated November 23, 1998, among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P.

         "Redemption Event" has the meaning assigned to it in section 6(f) hereof.

         "Registered Owner" means Brown Simpson Strategic Growth Fund, Ltd or such other Person as shown on the records of the Company as being the registered owner of this Warrant.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated November 23, 1998, among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P.

         "Trading Day(s)" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

        "Tranche  A  Warrant"  means  the  warrant  issuable  at the  Tranche  A
          Closing.

        "Tranche B Warrant" means the warrant issuable at the Tranche B Closing.

        "Underlying Shares" has the meaning assigned to it in section 2.1(d) of the Purchase Agreement.

         9. Registration Rights. The Company will undertake the registration of the Common Stock into which such Warrants are exercisable at such times and upon such terms pursuant to the provisions of the Registration Rights Agreement dated November 23, 1998 by and among the Company, Brown Simpson Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd.

         10.Reservation of Underlying Shares. The Underlying Shares are and will at all times hereafter continue to be duly authorized and reserved for issuance pursuant to this Warrant.

         11.Notices. All notices or other communications required hereunder shall be in writing and shall be sent either (i) by courier, or (ii) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day following the date of transmission if properly addressed and sent without transmission error to the correct number and receipt is confirmed by telephone within 48 hours of the transmission; in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

                  To the Company:      Digital Courier Technologies, Inc.
                                       136 Heber Avenue, Suite 204
                                       P.O. Box 8000
                                       Park City, Utah  84060
                                       Attn:  Mitchell Edwards
                                       Phone:  435-655-3617
                                       Fax:  435-655-3647

                  To the holder:       Brown Simpson Strategic Growth Fund, Ltd.
                                       152 West 57th Street, 40th Floor
                                       New York, New York 10019
                                       Attn:  Paul Gustus
                                       Phone:  (212) 247-8200
                                       Fax: (212) 247-1329

or such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.



                            [signature page follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                              DIGITAL COURIER TECHNOLOGIES, INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                    EXHIBIT A

                              Warrant Exercise Form
                              ---------------------

TO:      DIGITAL COURIER TECHNOLOGIES, INC.

         The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of Digital Courier Technologies, Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, 1998; (2) encloses a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.


                  Date:                          -------------------------


                  Investor Name:                 -------------------------

                  Taxpayer Identification
                  Number:                        -------------------------


                  By:                            -------------------------

                  Printed Name:                  -------------------------

                  Title:                         -------------------------

                  Address:                       -------------------------
                                                 -------------------------
                                                 -------------------------


                  Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.


AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.